UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 28, 2009

Nexxus Lighting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

124 Floyd Smith Drive, Suite 300, Charlotte, North Carolina	28262
(Address of Principal Executive Offices)	(Zip Code)

(704) 405-0416

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 28, 2009, Lumificient Corporation (“Lumificient”), a wholly-owned subsidiary of Nexxus Lighting, Inc. (the “Company”), entered into a Lease Extension Agreement (the “Lease Extension”) with Schany Family Limited Partnership for its current facility located at 8752 Monticello Lane, Maple Grove, Minnesota. The leased premises consist of a building of approximately 13,200 square feet, together with related improvements (the “Leased Premises”). The Lease Extension supersedes the original Lease Agreement dated January 20, 2005 between Lumificient and the landlord. The Lease Extension extends the term of the lease for the Leased Premises to February 28, 2013, and grants Lumificient the option to extend the lease for two additional one year periods. The Lease Extension provides for monthly base rent of $5,412.15 commencing March 1, 2010, increasing by 2% per annum thereafter. In addition to the base rent, Lumificient is required to pay the real estate taxes, special assessments and fire and casualty insurance for the Leased Premises.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Lease Extension Agreement, dated as of December 28 2009, by and between Lumificient Corporation and Schany Family Limited Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 30, 2009	NEXXUS LIGHTING, INC.

/S/ GARY R. LANGFORD
	Name:	Gary R. Langford
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease Extension Agreement, dated as of December 28, 2009, by and between Lumificient Corporation and Schany Family Limited Partnership.